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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                                     Item 5

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 7, 1999


                        DUALSTAR TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)


        DELAWARE                    0-25552                    13-3776834
(State of incorporation      (Commission File Number)         (IRS Employer
   or organization)                                        Identification No.)


         11-30 47TH AVENUE, LONG ISLAND CITY, NEW YORK    11101
         (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (718) 340-6655


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5. OTHER EVENTS

        On July 7, 1999, the registrant announced as follows:

                  DUALSTAR TECHNOLOGIES ELECTS TO CONVERT NOTE

New York--July 7, 1999 -- DualStar Technologies Corporation (Nasdaq: DSTR) announced that, pursuant to the terms of a 7.5% subordinated convertible promissory note between DualStar and Technology Investors Group, LLC, dated November 25, 1998, the principal of the note in the amount of $2,500,000, plus interest, has been converted into a total of 1,791,000 shares of DualStar common stock. As a result of the conversion, DualStar's outstanding shares have increased from 9,000,000 to 10,791,000.

                                      # # #



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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              DUALSTAR TECHNOLOGIES CORPORATION




Date: July 7, 1999            By: /s/ Robert Birnbach
                                  -----------------------
                                  Robert Birnbach
                                  Vice President and Chief Financial Officer


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